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                                                                   EXHIBIT 10.32

                              CONSULTING AGREEMENT

         This Consulting Agreement ("Agreement") is entered into this 16th day of May, 2005, by and between National Health Partners, an Indiana corporation (the "Company"), and Jose Lozano ("Consultant").

                                   WITNESSETH:

         WHEREAS, Consultant desires to provide consulting services to the Company and the Company desires to retain Consultant to provide such consulting services to the Company.

         NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the receipt and sufficiency of which hereby is acknowledged, and intending to be legally bound, the Company and Consultant agree as follows:

1. Retention. The Company hereby retains Consultant to provide certain consulting services to the Company for a term commencing on the date hereof and terminating December 30, 2005 (the "Consulting Term"), unless extended by mutual agreement of the parties, and Consultant hereby accepts such engagement, pursuant to the terms and conditions set forth herein.

2. Independent Contractor. Consultant and Company acknowledge and agree that the relationship hereunder created is one of an independent contractor and not one of employment. Consultant shall at all times during the Consulting Term act as an independent contractor and nothing hereunder shall be construed to be inconsistent with this relationship or status or create or imply a relationship of employer-employee between the Company and Consultant. Consultant shall not hold Consultant out to third parties as an employee or officer of Company, and shall have no authority to bind or commit the Company, legally or otherwise. Except as expressly provided herein, the Consultant shall not be entitled to any benefits paid by the Company to its employees. The Consultant shall be solely responsible for any tax consequences applicable to Consultant by reason of this Agreement and the relationship established hereunder, and the Company shall not be responsible for the payment of any federal, state or local taxes or contributions imposed under any employment insurance, social security, income tax or other tax law or regulation with respect to the Consultant's performance of consulting services hereunder. Company and Consultant shall report any and all payments made by Company pursuant to this Agreement to the appropriate governmental agencies in a manner consistent with Consultant's status as an independent contractor.

3. Consulting Services. Consultant shall provide the following marketing and advisory services to the Company (collectively, "Consulting Services"): (i) marketing and promotion of the Company and its products and services; (ii) support for the Company's marketing and related activities; (iii) consultation and advise with respect to the Company's marketing strategies, product development, business development and opportunities, joint ventures, strategic partnerships and alliances, and general corporate and marketing matters; and
(iv) such other services as the Company and Consultant may agree upon. Consultant shall comply with reasonable requests by the Company for the Consulting Services and shall devote reasonable time and reasonable best efforts, skill and attention to the performance of the Consulting Services, including travel reasonably required in the performance of the Consulting Services. Consultant shall be solely responsible for determining the method, details and means of performing the marketing and advisory services. Consultant shall be responsible for all out-of-pocket expenses incurred in the performance of the Consulting Services. Consultant shall report solely to the Chief Executive Officer of the Company or such other person as the Chief Executive Officer shall designate.


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4. Compensation.

         (a) Securities. In consideration of Consultant agreeing to provide the Consulting Services to the Company, the Company hereby agrees to issue Consultant 600,000 shares (the "Shares") of its common stock, par value $.001 per share ("Common Stock"), Class A warrants ("Class A warrants") exercisable into 600,000 shares of Common Stock, and Class B warrants ("Class B warrants"; together with the Class A warrants, the "Warrants") exercisable into 600,000 shares of Common Stock. Each Class A warrant shall be exercisable into one share of Common Stock at an exercise price of $.60 per share during a period of 18 months beginning on the date the registration statement described below in
Section 4(b) is declared effective by the Securities and Exchange Commission ("SEC") and shall expire on December 31, 2007. Each Class B warrant shall be exercisable into one share of Common Stock at an exercise price of $.80 per share during a period of three years beginning on the date the registration statement described below in Section 4(b) is declared effective by the SEC and shall expire on December 31, 2008.

         (b) Registration Rights. The Company shall prepare and file with the SEC, by June 30, 2005, a registration statement under the Securities Act of 1933, as amended (the "Act"), which shall include all of the Shares and all of the shares of Common Stock issuable upon exercise of the Warrants (collectively, "Restricted Stock"). Consultant shall furnish such information as may be reasonably requested by the Company in order to include such Restricted Stock in such registration statement. If Consultant decides not to include all of its Restricted Stock in any registration statement thereafter filed by the Company, Consultant shall nevertheless continue to have the right to include any Restricted Stock in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. In the event the registration pursuant to this Section 4(b) is terminated or withdrawn, the Company shall use its reasonable best efforts to prepare and file with the SEC, within 180 days thereafter, a registration statement under the Act to permit the public sale of the Restricted Stock purchased hereby.

5. Termination. This Agreement may be terminated by the Company at any time for any reason or by mutual consent of the Company and Consultant, and shall terminate on the date of Consultant's death. The Consultant's estate will not be entitled to any other compensation under this Agreement.

6. Business Opportunities. Consultant agrees that during the Consulting Term, Consultant will not take personal advantage of any business opportunities that are similar or substantially similar to the business of the Company. In addition, all material facts regarding any such business opportunities must be promptly and fully disclosed by Consultant to the Chief Executive Officer of the Company as soon as the Consultant becomes aware of such opportunity, and in no event later than forty-eight (48) hours after learning of such opportunity.

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7. Company Property. All records, files, lists, including computer generated lists, drawings, documents, software, documents, equipment, models, binaries, object modules, libraries, source code and similar items, customer lists, health care provider lists, lists of prospective customers, and contracts relating to the Company's business that Consultant shall prepare or receive from the Company and all Confidential Information (as defined below) shall remain the Company's sole and exclusive property ("Company Business Property"). Upon termination of this Agreement, Consultant shall promptly return to the Company all property of the Company in Consultant's possession, including Company Business Property. Consultant further represents that Consultant will not copy or cause to be copied, print out, or cause to be printed out any Company Business Property other than as specifically authorized and required in the performance of Consultant's duties hereunder. Consultant additionally represents that, upon termination of this Agreement, Consultant will not retain in Consultant's possession any such Company Business Property.

8. Protection of Confidential Information of the Company. Consultant understands that Consultant's consulting arrangement with the Company creates a relationship of trust and confidence between Consultant and the Company. Consultant will not use or disclose or allow anyone else to use or disclose any Confidential Information (as defined below) relating to the Company, its products, services, suppliers or customers except as may be necessary in the performance of Consultant's work for the Company or as may be specifically authorized in advance by appropriate officers of the Company. "Confidential Information" shall include, but not be limited to, information consisting of research and development, patents, trademarks and copyrights and applications thereto, technical information, computer programs, software, methodologies, innovations, software tools, know-how, knowledge, designs, drawings, specifications, concepts, data, reports, processes, techniques, documentation, pricing, marketing plans, customer and prospect lists, trade secrets, financial information, salaries, business affairs, suppliers, profits, markets, sales strategies, forecasts, and any other information not available to the general public, whether written or oral, that Consultant knows or has reason to know the Company would like to treat as confidential for any purpose, such as maintaining a competitive advantage or avoiding undesirable publicity. Consultant will keep Confidential Information secret and will not allow any unauthorized use of the same, whether or not any document containing it is marked as confidential. These restrictions, however, will not apply to Confidential Information that has become known to the public generally through no fault or breach of Consultant or that the Company regularly gives to third parties without restriction on use or disclosure.

9. Notices. All notices, requests, demands, and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class, registered mail, return receipt requested, postage and registry fees prepaid, to the applicable party and addressed as follows:

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                  If to the Company:

                      National Health Partners, Inc.
                      120 Gibraltar Road, Suite 107
                      Horsham, PA 19044
                      Attn: Chief Executive Officer

                  If to the Consultant:

                      To the address specified for Consultant in the Company's records.

10. Miscellaneous.

         (a) Breach. The parties agree that in the event one party breaches any part or parts of this Agreement, legal proceedings may be instituted against that party for breach of contract. The nonprevailing party in such legal proceedings shall reimburse the prevailing party for the reasonable costs and expenses, including attorneys, fees, incurred. If the Company reasonably determines that Consultant has materially violated any of Consultant's obligations under any of Sections 6, 7 or 8 hereof, then, in addition to any other remedies at law or in equity it may have, the Company may immediately terminate all fees and compensation to be paid to Consultant hereunder, and shall have no further obligation to provide such pay to Consultant.

         (b) Non-Disparagement. The Company and Consultant shall not engage in any conduct or make any statement that would disparage the other or their respective business interests in any way.

         (c) Injunctive Relief. Consultant hereby agrees and acknowledges that in the event of a breach or threatened breach of this Agreement by Consultant, the Company may suffer irreparable harm and monetary damages alone would not adequately compensate the Company. Accordingly, the Company will therefore be entitled to injunctive relief to enforce this Agreement.

         (d) Survival. Notwithstanding any termination of this Agreement, Consultant's obligations under Sections 6, 7 and 8 shall survive and remain in full force and effect in accordance with their respective terms.

         (e) Construction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. Any action arising out of or relating to any of the provisions of this Agreement may be brought and prosecuted only in the courts of, or located in, the Commonwealth of Pennsylvania, and in the event of such election the parties hereto consent to the jurisdiction and venue of said courts.

         (f) Captions. Captions herein are inserted for convenience, do not constitute a part of this Agreement, and shall not be admissible for the purpose of proving the intent of the parties.

         (g) Counterparts. This Agreement may be executed in counterparts and delivered via fax, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

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         (h) Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto respecting any and all marketing, advisory or other services to be performed by Consultant for the Company, and supersedes and cancels all previous negotiations, agreements, commitments, and writings regarding such services. Neither of the parties hereto has relied upon any representations made by or on behalf of the other party and the same are not enforceable except to the extent set forth in writing in this Agreement.

         (i) Amendment and Waiver. The provisions of this Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the Company and Consultant. Any waiver or consent from the Company with respect to any term or provision of this Agreement or any other aspect of Consultant's conduct shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent.

         (j) Successors and Assigns. Neither this Agreement, nor any of Consultant's rights, powers, duties or obligations hereunder, may be assigned by Consultant. This Agreement shall be binding upon and inure to the benefit of Consultant and Consultant's heirs and legal representatives and the Company and its successors.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.



                                               /s/  Jose Lozano
                                               ---------------------------------
                                               Jose Lozano


                                               NATIONAL HEALTH PARTNERS, INC.



                                               By:  /s/  David M. Daniels
                                                    ----------------------------
                                                    David M. Daniels
                                                    Chief Executive Officer





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